UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
                        Date of Report: June 10, 2009


                             SUN RIVER ENERGY, INC.
                             ----------------------
             (Exact name of registrant as specified in its charter)


              Colorado                                   0-29670                                84-1491159
-------------------------------------             ----------------------             ---------------------------------
  (State or other jurisdiction of                   (Commission File                   (IRS Employer Identification
           incorporation)                                Number)                                 Number)

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                       7609 Ralston Road, Arvada, CO 80002
                       -----------------------------------
               (Address of Principal Executive Offices) (Zip Code)


                                 (303)-422-8127
                                 --------------
               Registrant's telephone number, including area code

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
Act (17 CFR 240.13e-4(c))

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                   SECTION 3 - SECURITIES AND TRADING MARKETS

ITEM 3.02 - Unregistered Sales of Equity Securities.

Promissory Note Conversion/Issuance of Common Shares

On May 1, 2008, Sun River Energy,  Inc. (the Company)  entered into a Promissory
Note for cash loaned. On April 2, 2009, the Company extended the due date of the Promissory Note. The Promissory Note provides for a conversion of part or the whole of the outstanding Promissory Note into shares of the Company's common stock at $0.25 per share based on the closing bid price in May 2008.

On June 9, 2009, the Company received notice that the holder of the note had elected to convert the principal of the Promissory Note in the amount of $25,000. In connection with the conversion of the Promissory Note, the Company issued 100,000 shares of the Company's common stock, without restrictions, pursuant to the provisions of Rule 144, allowing the conversion of debt into equity after the holding period.

Issuance of Common Shares

On May 31, 2009, the Company, in accordance with the Consulting Agreement entered into with JH Brech, LLC issued 20,000 shares of the Company's restricted common stock and a warrant exercisable for 20,000 shares of the Company's restricted common stock. The warrant has a term of 2 years, an exercise price of $2.30 and provides for a cashless exercise. The shares of common stock and the warrant were payment for services rendered during the month of May 2009.



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                             SUN RIVER ENERGY, INC.


                                             By:      /s/Redgie Green
                                                         ------------
                                                         Redgie Green, President


                                                          Date: June 10, 2009